Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended of our reports dated March 11, 2015, with respect to the consolidated financial statements of Delcath Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey

June 10, 2015